Exhibit 99.1

March 31, 2020	Analyst Contact:	Brandon Lohse 918-947-7472
	Media Contact:	Leah Harper 918-947-7123

ONE Gas First Quarter 2020
Conference Call and Webcast Scheduled

TULSA, Okla. - March 31, 2020 - ONE Gas, Inc. (NYSE: OGS) will release its first quarter 2020 earnings after the market closes on Monday, April 27, 2020.

The ONE Gas executive management team will participate in a conference call the following day, Tuesday, April 28, 2020, at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time).

The call also will be carried live on the ONE Gas website.

What:	ONE Gas first quarter 2020 earnings conference call and webcast

When:	April 28, 2020
11 a.m. Eastern, 10 a.m. Central

Where:	1) Phone conference call dial 888-220-8451, pass code 1051355
2) Log on to the webcast at www.onegas.com/investors and select Events and Presentations

If you are unable to participate in the conference call or the webcast, the replay will be available on the ONE Gas website, www.onegas.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 1051355.

ONE Gas, Inc. (NYSE: OGS) is a 100-percent regulated natural gas utility, and trades on the New York Stock Exchange under the symbol "OGS." ONE Gas is included in the S&P MidCap 400 Index and is one of the largest natural gas utilities in the United States.

ONE Gas, headquartered in Tulsa, Oklahoma, provides natural gas distribution services to more than 2 million customers in Kansas, Oklahoma, and Texas. Its divisions include Kansas Gas Service, the largest natural gas distributor in Kansas; Oklahoma Natural Gas, the largest in Oklahoma; and Texas Gas Service, the third largest in Texas, in terms of customers.

For more information, visit the website at www.onegas.com.

###